Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Inquiries:
Rick Eisenberg
(212) 496-6828
Eisenberg Communications

Christopher Welch
Glowpoint, Inc.
(866) 456-9764, ext. 2002
pr@glowpoint.com

Glowpoint Files Q1 2007 Results
Reports Year over Year Revenue Growth of 19.9%

HILLSIDE, N.J. - June 26, 2007 - Glowpoint, Inc. (OTC:GLOW.PK), a premiere broadcast-quality IP-based managed video service provider, announced today that it has filed its quarterly report for period ending March 31, 2007. The Company also announced that it plans to hold a stockholders meeting on August 14th, 2007. Holders of record on July 6, 2007 will be mailed a proxy statement and details of the shareholder meeting.

The following represent a few highlighted improvements, which are qualified in their entirety by the financial statements included in the filed Form 10-Q.

Revenue increased $940,000, or 19.9%, in the 2007 quarter to $5,661,000 from $4,721,000 in the 2006 quarter. Subscription and related revenue increased $268,000 in the 2007 quarter to $3,444,000 from $3,176,000 in the 2006 quarter.  Non-subscription revenue, consisting of bridging, services, special events and other one-time fees, increased $672,000 in the 2007 quarter, to $2,217,000 from $1,545,000 in the 2006 quarter.  Included in non-subscription revenue was $430,000 of one-time integration services related to a multi-year agreement for a broadcast customer.

Gross margin for the 2007 quarter increased by $517,000, or 41.9%, to $1,752,000 from $1,235,000 in the 2006 quarter.

A conference call will be held on Thursday, June 28 at 4:30 pm EDT to discuss the results and field questions from investors.

Interested participants should call (800) 638-5495 and use passcode 11522105. International participants should call (617) 614-3946 and use the same passcode.

A recording of the conference call will be available beginning June 28, 2007 and will remain archived through August 1, 2007. To listen to the playback, please call (888) 286-8010 and use passcode 86837571.  For international playback, dial (617) 801-6888 and use the same passcode.

This call is being audio webcast by Thomson Financial and can be accessed at Glowpoint's website at http://www.glowpoint.com. The audio webcast will also be distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network, such as America Online's Personal Finance Channel, Fidelity Investments® (www.fidelity.com), and others. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents: http://www.streetevents.com.

About Glowpoint

Glowpoint, Inc. (OTC:GLOW.PK) is a premiere broadcast-quality, IP-based managed video services provider. Glowpoint offers video conferencing, bridging, technology hosting, and IP-broadcasting services to a vast array of companies, from large Fortune 100® enterprises to small and medium-sized businesses. Glowpoint’s managed-video services are available bundled with Glowpoint’s quality-network offering or as a value-added managed-video service across other networks. Glowpoint is exclusively focused on high quality two-way video communications and has been supporting millions of video calls since its launch in 2000. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks, and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission.

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